Exhibit 99.1

American Healthcare REIT Declares Fourth Quarter 2025 Distribution

IRVINE, Calif., December 16, 2025 — American Healthcare REIT, Inc. (NYSE: AHR) announced today that its board of directors has declared a quarterly distribution of $0.25 per share for the quarter ending December 31, 2025. The distribution will be payable in cash on or about January 16, 2026, to all holders of record of its common stock as of the close of business on December 31, 2025.

About American Healthcare REIT, Inc.

American Healthcare REIT, Inc. (NYSE: AHR) is a real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate, focusing primarily on senior housing communities, skilled nursing, and outpatient medical buildings across the United States, and in the United Kingdom and the Isle of Man.

SOURCE American Healthcare REIT, Inc.

Investor Contact:

Alan Peterson

VP, Investor Relations & Finance

(949) 270-9200

investorrelations@ahcreit.com

Media Contact:

Damon Elder

Spotlight Marketing Communications

(949) 427-1377

damon@spotlightmarcom.com